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                                                                  EXHIBIT 10.34

                    REVOLVING LINE OF CREDIT PROMISSORY NOTE
                            (Variable Interest Rate)
         $750,000.00                                Memphis, Tennessee
                                                    November 1, 2000

         FOR VALUE RECEIVED, the undersigned, BACK YARD BURGERS, INC., A Delaware corporation (the "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Memphis, Tennessee (the "Bank"), the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/i 00 DOLLARS ($750,000.00) together with interest from date on the amount of said principal sum disbursed and remaining from time to time unpaid, until maturity, whether by acceleration or in due course, at a variable rate of interest per annum equal to the base commercial rate of interest established from time to time by the Bank (the "Base Rate"), both principal and interest being payable in lawful money of the United States of America on the dates and in the manner as follows:

         Commencing on the 1st day of December, 2000, and continuing on the same day of each and every month thereafter, equal monthly installments of interest only on the principal sum disbursed and remaining from time to time unpaid computed at the variable rate set forth above, shall be paid to the holder hereof, to and including the 1ST day of April, 2002, and on the 30th day of April, 2002, the entire principal balance, together with all accrued and unpaid interest, if not sooner paid, shall be due and payable in full. Interest shall be computed on the basis of a 360 day year.

         In the event any installment of interest payable hereunder has not been received by the Bank or the holder hereof within fifteen (15) days of the date when due, the disbursed and unpaid principal balance of the indebtedness hereby evidenced shall bear interest from the first day of the preceding month until such payment is received at a variable rate (the "Default Rate") per annum which shall, from day to day, be equal to the lesser of (a) the maximum rate of interest the Bank may lawfully charge under applicable law the ("Maximum Rate") or (b) a rate equal to (i) four percent (4%) per annum, plus
(ii) the Base Rate established from time to time by the Bank, each change in the rate to be charged thereon to become effective, without notice to the undersigned, on the effective date of each change in the Maximum Rate or the Base Rate, as the case may be. Furthermore, in the event that the principal balance of the indebtedness hereby evidenced shall not be paid when due hereunder (whether at its stated maturity or by acceleration) the indebtedness evidenced hereby shall bear interest after maturity at the Default Rate.

         The Base Rate is one of several interest rate indices employed by the Bank. The Maker acknowledges that the Bank has made, and may hereafter make loans bearing interest at rates which are higher or lower than the Base Rate.

         This note is secured by two Deeds of Trust and Fixture Filings, Assignments of Rents and Security Agreements (the "Mortgages") dated of even date herewith encumbering certain real property (the "Real Property") located in Shelby County and Rutherford County, Tennessee, the rents, issues and profits derived and to be derived from the Real Property, and by certain personal property, both tangible and intangible, present and future, now or hereafter located upon or related to the Real Property.


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         All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         If the Maker shall fail to make payment of any installment of principal or interest, as above provided and same shall be unremedied for a period of fifteen (15) days, or upon any default in the terms and provisions of the Mortgages or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any default by Maker in the terms and provisions of the Loan Agreement, or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

         It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess such amount which, but for this provision would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

         This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other


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applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event, such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         The indebtedness evidenced hereby may be prepaid in part or in full at any time without penalty. Any and all partial prepayments shall be applied to the reduction of the indebtedness evidenced hereby in inverse order of its maturity and shall not abridge or postpone the obligation to make the regular payments as herein provided until the indebtedness evidenced hereby has been paid in full.


                                    BACK YARD BURGERS, INC.

                                    By: /s/ Lattimore M. Michael
                                       ----------------------------------------


                                    Title: Chief Executive Officer
                                          -------------------------------------


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                                 LOAN AGREEMENT
                              (Back Yard Burgers)


This LOAN AGREEMENT ("Loan Agreement") is made this the 1st day of November, 2000, by and between BACK YARD BURGERS, INC. , a Delaware corporation, whose principal place of business is located at 1657 N. Shelby Oaks Dr. Suite 105, Memphis, TN 38134 (the Borrower"), AND FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with offices at 165 Madison Ave., Memphis, TN 38103 (the "Bank").

In Consideration of the Loan (as hereinafter defined) of the Bank to the Borrower and the mutual covenants herein contained, the parties agree as follows:

SECTION 1: DEFINITIONS AND ACCOUNTING TERMS

1.1 Certain Defined Terms. For purposes of this Loan Agreement, the following terms shall have the following meanings:

"Debt Coverage Ratio" means EBITDA divided by interest expense and current maturities of long term debt, excluding the balloon portion due on any debt with maturities less than one (1) year, measured on a rolling four (4) quarter basis.

"Debt to Worth Ratio" means total liabilities divided by 'tangible stockholders' equity.

"Event of Default" has the meaning assigned to that phrase in Section 6.

"Environmental Laws" means all local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes.

"Guarantors" shall mean Little Rock Back Yard Burgers, Inc., and BYB Properties, Inc., both Delaware corporations.

"Guaranty Agreements" shall mean the guaranty agreements executed by the Guarantors guaranteeing the payment of the indebtedness of the Borrower to the Bank.

"Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which included under or regulated by any Environmental Laws.

"Loan" means the loan from the Bank to the Borrower in the principal amount of $750,000 evidenced by the Note.

"Loan Documents" means this Loan Agreement, the Note, the Mortgages, the Guaranty Agreements, the Security Agreement and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by the Borrower, the Guarantors or any other third party in connection with the Loan.

"Mortgages" means those certain Deeds of Trust and Fixture Filings, Assignments of Rents, and Security


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Agreements of even date herewith executed by the Borrower in favor of the Bank securing the Loan, which Mortgages encumber real property located in Shelby County and Rutherford County, Tennessee.

"Note" means the term note of even date herewith in the principal amount of $750,000 as such Note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.

"Security Agreement" means the Security Agreement, which may be contained in the Mortgage, pursuant to which the Borrower has granted to the Bank a security interest in certain personal property of the Borrower.

"Tangible Net Worth" means stockholders' equity plus subordinated debt less tangible assets.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of Borrower's financial statements delivered pursuant to Section 2.1 hereof.

SECTION 2: THE LOAN

2.1 Conditions Precedent to Closing. The obligation of the Bank to fund the Loan hereunder is subject to the condition precedent that the Bank shall have received all of the following in form and substance satisfactory to the Bank:

(a)      This Loan Agreement.
(b)      The Note.
(c) The Security Agreement, together with such financing statements as the Bank may require to perfect its security interest therein.
(d)      The Guaranty Agreements of the Guarantors.
(e) Current signed financial statements of the Borrower and the Guarantors in form satisfactory to the Bank,
(f) Certified copy of the Borrower's and the Guarantors' charters and bylaws and all amendments thereto, and certificates of good standing for the Borrowers and the Guarantors from the states of their formation and such other states as the Bank shall require.
(g) Certificates of insurance from an insurance broker satisfactory to the Bank setting forth the information concerning insurance which is required by the Security Agreement and the Mortgages; or, if the Bank shall so require the original insurance policies evidencing such insurance.
(h) The Mortgages, together with, unless waived by the Bank, title commitments from title insurance companies acceptable to the Bank, providing for the issuance of mortgagee's loan policies insuring the liens of the Mortgages in form, substance and amounts satisfactory to the bank, containing no exceptions which are unacceptable to the Bank, and containing such endorsements as the Bank may require.
(i) Current surveys of the properties subject to the Mortgages, indicating the location of all building lines, easements (visible, reflected in the public records or otherwise) and any existing improvements or encroachments, which surveys shall contain no set of facts objectionable to the Bank and shall be certified by the surveyors to the Bank in a manner satisfactory to Bank.
(j)      Appraisals of the real estate described in the Mortgages.
(k) Phase l environmental reports on the real estate described in the Mortgages showing no violation of any


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         Environmental Laws and no Hazardous Substances, and containing such facts, findings and recommendations as are acceptable to the Bank. (1) Such other information and documentation as the Bank shall deem to be necessary or desirable in connection with the finding of the Loan.

SECTION 3: REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

3.1 Accuracy of Submissions. All documents and information submitted by the Borrower or the Guarantors to the Bank were, as of the date of submission, and now remain true, complete and correct in all material respects. All financial statements submitted to the Bank in connection with the Loan are correct and complete and fairly present the financial condition of the Borrower or the Guarantor(s), as the case may be, as of the date or for the period therein stated; and there are no material contingent liabilities or obligations which are not duly noted therein.

3.2 No Material Change. There has occurred no material change in the business, properties or condition, financial or otherwise, of the Borrower or the Guarantors since the date of their financial statements submitted to the Bank.

3.3 Title to Assets Pledged. The Borrower has good and marketable title to all properties and assets pledged or mortgaged to the Bank as security for the Loan, subject only to liens and encumbrances to which the Bank has consented in writing.

3.4 Hazardous Substances. No Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from any property owned by the Borrower and no above or underground storage tanks exist on such property. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any property owned by the Borrower or otherwise issued to or received by the Borrower.

3.5 Good Standing. The Borrower and all Guarantors are duly organized, validly existing and in good standing under the laws of their respective states of organization and have the power and authority to own their property and to carry on their business in each jurisdiction in which they do business.

3.6 Authority and Compliance. The Borrower and each Guarantor have full power and authority to execute and deliver the Loan Documents to which each is a party and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower and each such Guarantor. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and the Borrower, and each Guarantor is in material compliance with all laws and regulatory requirements to which each is subject except where failure to comply would not have a material adverse effect on the affairs and property of the Borrower or such Guarantor.

3.7 Binding Agreement. This Loan Agreement and the other Loan Documents executed by the Borrower and each Guarantor constitute valid and legally binding obligations of the Borrower and each Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by: (1) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; (2) the effect of applicable fraudulent conveyance and/or transfer laws, both state and federal; (3) general principles of equity (regardless of whether considered in a proceeding in equity or law) including, without limitation, the possible


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unavailability of specific performance, injunctive relief or any other equitable remedy; and (4) concepts of materiality, reasonableness, good faith and fair dealing.

3.8 Litigation. There is no proceeding involving the Borrower or any Guarantor pending or, to the knowledge of the Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to the Bank in writing and acknowledged by the Bank prior to the date of this Loan Agreement.

3.9 No Conflicting Agreements. There is no charter, bylaw, stock provision, or other document pertaining to the organization, power or authority of the Borrower or any Guarantor, and no provision of any existing agreement, mortgage, indenture or contract binding on the Borrower or any Guarantor, or affecting its or their property which would conflict with or in any way prevent the execution, delivery or carrying out the term of this Loan Agreement and the other Loan Documents.

3.10 Taxes. All taxes and assessments due and payable by the Borrower and the (Guarantors have been paid or are being contested in good faith by appropriate proceedings and the Borrower and each Guarantor have filed all tax returns which are required to be filed by any laws applicable thereto.

SECTION 4: FINANCIAL COVENANTS OF THE BORROWER

The Borrower agrees that at all times until payment in full of the Loan, unless the Bank shall otherwise consent in writing, such consent to be at the sole discretion of the Bank, the Borrower will maintain the following financial covenants:

4.1 Tangible Net Worth. A minimum Tangible Net Worth of not less than Seven Million and No/100 Dollars ($7,000,000.00).

4.2 Debt to Worth Ratio. A maximum Debt to Worth Ratio not to exceed 2.0 to
1.0.

4.3 Debt Coverage Ratio. A minimum Debt Coverage Ratio of at least 1.50 to 1.0.

SECTION 5: OTHER COVENANTS OF THE BORROWER

The Borrower covenants and agrees that at all times until payment in full of the Loan, unless the Bank shall otherwise consent in writing, such consent to be al the sole discretion of the Bank unless otherwise specifically provided herein:

5.1 Financial Reports and Other Data. The Borrower shall provide to the Bank its quarterly 1OQ financial statement within fifty (50) days of its fiscal quarter end, and its annual report/10K within one hundred (100) days of its fiscal year end. The Borrower shall also provide a quarterly compliance certificate within ten (10) days of its fiscal quarter end, certifying compliance with all financial covenants. The Borrower shall cause each Guarantor to provide a current financial statement within thirty (30) days after the end of each calendar year, to include assets, liabilities, contingent liabilities and income sources.

5.2 Additional Information. The Borrower will furnish such other information regarding the operations, business affairs and financial condition of the Borrower as the Bank may reasonably request, including but not limited to copies of its books of account and tax returns, and all information furnished to any governmental authority, will permit the copying of the same, and will permit any person designated by the Bank to visit and inspect any of the properties, books and


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financial reports of the Borrower and to discuss its affairs, finances and accounts, at all such reasonable times and as often as the Bank may reasonably request.

5.3 Environmental Laws. The Borrower will maintain at all times all of the Borrower's property in compliance with all Environmental Laws, and immediately notify the Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to any of the Borrower's property or operations.

5.4 Consolidation of Merger; Sale or Acquisition of Assets. The Borrower will not enter into any transaction of merger or consolidation, acquire any other business or corporation, acquire all or substantially all of the property or assets of any other individual, partnership, corporation, trust, association or other form of organization, or sell, lease transfer or dispose of all or a substantial part of its assets without the Bank's prior written consent, such consent not to be unreasonably withheld, it being understood and acknowledged that the Borrower does on occasion purchase stores from franchisees.

5.5 Notice of Default. At the time of the Borrower's first knowledge or notice, the Borrower will furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

SECTION 6:   EVENTS OF DEFAULT

An "Event of Default" shall exist if any of the following shall occur":

6.1 Payment or Performance of Obligations. The Borrower defaults in the prompt payment (within any grace period allowed by the Note) or performance of any obligations under the Notes (after the expiration of any applicable notice and right to cure period contained in the Note), this Loan Agreement or any instrument or document securing the Loan; or in the prompt payment or performance when due of any other indebtedness, liabilities, or obligations to the Bank, whether now existing or hereafter created or arising, direct or indirect, absolute or contingent; or there shall occur an event which, under the terms of the Notes or any instrument or document securing the Loan, would permit the Bank to accelerate the maturity of the Loan; or

6.2 Payment of Other Obligations. The Borrower defaults with respect to any other agreement to which it is a party or with respect to any other indebtedness when due; or

6.3 Representation or Warranty. Any representation or warranty made by the Borrower herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to the Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made; or

6.4 Bankruptcy, Etc. The Borrower or any of the Guarantors shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or the Borrower by any act or omission shall indicate its or his consent to, approval of or


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acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of part of its or his properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or the Borrower or any of the Guarantors shall generally not pay its or his debts as such debts become due; or

6.5 Insecurity. The Bank shall in good faith deem itself insecure, in that the prospect of payment or performance of the Loan or any obligations in connection therewith is impaired.

6.6 Remedy. Upon the occurrence of any Event of Default, as specified herein, the Bank may, at its option, declare the entire unpaid principal balances of the Notes, all interest accrued and unpaid thereon and all amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under any instrument or document securing the Loan, or available at law or in equity. All such rights and remedies are cumulative and nonexclusive, and may be exercised by the Bank concurrently or sequentially, in such order as the Bank may choose.

SECTION 7: MISCELLANEOUS

7.1 Amendments. The provisions of this Loan Agreement, the Notes or any instrument or document executed pursuant hereto or securing the indebtedness may be amended or modified only by an instrument in writing signed by the parties hereto.

7.2 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

7.3 Indemnification. The Borrower agrees to indemnify the Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees, growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Bank's gross negligence or willful misconduct. The indemnification provided for in this Section shall Survive the payment in full of the Loan.

7.4 Successors. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest therein.

7.5 Liens; Setoff by the Bank. The Borrower hereby grants to the Bank a continuing lien, as security for the Loan and all other indebtedness of the Borrower to the Bank, upon any and all of its moneys, securities and other property and the proceeds thereof, flow or hereafter held or received by or in transit to, the Bank from or for the Borrower, and also upon any and all deposits (general or special, matured or unmatured) and credits of the Borrower against the Bank, at any time existing. Upon thc occurrence of any Event of Default as specified above, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower to set off, appropriate, and apply any and all items herein above referred to against any or all indebtedness of the Borrower to the Bank.

7.6 Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of


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Tennessee; except (a) that the provisions hereof which relate to the payment of interest shall be governed by (i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Bank to charge the higher rate, and (b) to the extent that the liens in favor of the Bank, the perfection thereof, and the rights and remedies of the Bank with respect thereto, shall, under mandatory provisions of law, be governed by the laws of a state other than Tennessee.

7.7 Terminology; Section Headings. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of the Loan Agreement.

7.8 Severability. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

7.9 Interest Limitations. (a) The Loan and the Notes evidencing the Loan, including any renewals or extensions thereof, may provide for the payment of any interest rate (i) permissible at the time the contract to make the Loan is executed, (ii) permissible at the time the Loan is made or any advance thereunder is made, or (iii) permissible at the time of any renewal or extension of file Loan.

(b) It is the intention of the Bank and the Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Notes ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which the Bank may lawfully charge under applicable law from time to time in effect, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Bank and the Borrower, that operated to bind obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Borrower that is in conflict with the provisions of this paragraph.

7.10 Fees and Expenses. The Borrower agrees to pay, or reimburse the Bank for, the actual out-of-pocket expenses, including counsel fees and fees of any accountants, inspectors or other similar experts, as deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, administration (excluding the salary of Bank's employees and Bank's normal and usual overhead expenses) or enforcement of; or the preservation of any rights under this Loan Agreement, the Notes, and any instrument or document now or hereafter securing the Loan.

7.11 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH

RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers, all as of the day and year 1st above written.



                                    Borrower:

                                    BACK YARD BURGERS, INC.


                                    By:      /s/ Lattimore M. Michael
                                       ----------------------------------------
                                    Title:   Chief Executive Officer
                                          -------------------------------------



                                    Bank:

                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                                    By:      /s/ Bob Nieman
                                       ----------------------------------------
                                    Title:   Senior Vice President
                                          -------------------------------------


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